EXHIBIT 23.1





               INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS'S CONSENT




The Board of Directors:


     We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 and Form S-3 of our report dated March 17, 2006, relating to the financial statements of ENGlobal Corporation appearing in the Form 10-K for the year ended December 31, 2005.




HEIN & ASSOCIATES LLP

Houston, Texas
March 30, 2006






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